Registration No:  333-33684
================================================================================
                                   FORM S-8/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)

            INDIANA                                         35-208-6905
(State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification No.)

               20 N.W. Fourth Street
               Evansville, Indiana                              47741
  (Address of Principal Executive Offices)                    (Zip Code)

                   VECTREN CORPORATION RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

            Niel C. Ellerbrook, Chairman and Chief Executive Officer
                               Vectren Corporation
                20 N.W. Fourth Street, Evansville, Indiana 47741
                     (Name and address of agent for service)

                                 (812) 465-5300
          (Telephone number, including area code, of agent for service)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Evansville, State of Indiana, on June 19, 2000.

                                            VECTREN CORPORATION


                                            By:   /s/ Niel C. Ellerbrook
                                                  ------------------------
                                                  Niel C. Ellerbrook, Chairman
                                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                              Title                   Date

1.  Principal Executive Officer

/s/ Niel C. Ellerbrook               Chairman and Chief            June 19, 2000
-------------------------------      Executive Officer
Niel C. Ellerbrook


2.   Principal Financial Officer

/s/ Jerome A. Benkert, Jr.           Executive Vice President      June 19, 2000
--------------------------------     and Chief Financial Officer
Jerome A. Benkert, Jr.

3.   Principal Accounting Officer

/s/ M. Susan Hardwick                Vice President                June 19, 2000
--------------------------------     and Controller
M. Susan Hardwick

4.   A Majority of the
     Board of Directors

/s/ John M. Dunn                     Director                       May 19, 2000
--------------------------------
John M. Dunn

/s/ Niel C. Ellerbrook               Chairman and Director          May 31, 2000
--------------------------------
Niel C. Ellerbrook

/s/ John E. Engelbrecht              Director                       May 18, 2000
--------------------------------
John D. Engelbrecht

/s/ Lawrence A. Ferger               Director                       May 31, 2000
--------------------------------
Lawrence A. Ferger

/s/ Anton H. George                  Director                       May 27, 2000
--------------------------------
Anton H. George

/s/ Andrew E. Goebel                 Director                       May 31, 2000
--------------------------------
Andrew E. Goebel

/s/ Robert L. Koch II                Director                       May 31, 2000
--------------------------------
Robert L. Koch II

/s/ William G. Mays                  Director                       May 22, 2000
--------------------------------
William G. Mays

/s/ J. Timothy McGinley              Director                       May 31, 2000
--------------------------------
J. Timothy McGinley

--------------------------------     Director
Donald A. Rausch

--------------------------------     Director
Richard P. Rechter

/s/ Ronald G. Reherman               Director                       May 19, 2000
--------------------------------
Ronald G. Reherman

/s/ James C. Shook                   Director                       May 31, 2000
--------------------------------
James C. Shook

/s/ Richard W. Shymanski             Director                       May 18, 2000
--------------------------------
Richard W. Shymanski

/s/ Dr. James S. Vinson              Director                       May 18, 2000
--------------------------------
Dr. James S. Vinson

/s/ Jean L. Wojtowicz                Director                       May 22, 2000
---------------------------------
Jean L. Wojtowicz

         VECTREN CORPORATION RETIREMENT SAVINGS PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on June 19, 2000.

                                 VECTREN CORPORATION
                                 RETIREMENT SAVINGS PLAN

                                 By: Vectren Corporation, the Plan Administrator


                                 By: /s/ Niel C. Ellerbrook
                                     ------------------------------------
                                         Niel C. Ellerbrook, Chairman and
                                         Chief Executive Officer